Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of TC Bancshares, Inc. (the "Company"), hereby certify that the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) that:

(1)
the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	By:	/s/ Gregory H. Eiford
March 24, 2022		Gregory H. Eiford
Chief Executive Officer, President and Principal Executive Officer

Date:	By:	/s/ Linda Palmer
March 24, 2022		Linda Palmer
Chief Financial Officer and Principal Financial Officer